EXHIBIT 10.3

OPTION AGREEMENT

PURSUANT TO THE

EQUITY MEDIA HOLDINGS CORPORATION

2007 STOCK INCENTIVE PLAN

AGREEMENT (this “Agreement”), dated as of May 9, 2007, by and between Equity Media Holdings Corporation, a Delaware Corporation, whose principal place of business is Palm Beach County Florida (the “Company”) and Thomas M. Arnost (the “Participant”).

Preliminary Statement

The Compensation Committee of the Board of Directors of the Company (the “Committee”), pursuant to Equity Media Holdings Corporation 2007 Stock Incentive Plan (the “Plan”), has authorized the granting to the Participant, as an Eligible Individual (as defined in the Plan), of a nonqualified stock option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), set forth below. The parties hereto desire to enter into this Agreement in order to set forth the terms of the Option. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of May 9, 2007 (the “Grant Date”), the Company hereby grants to the Participant the Option to purchase from the Company up to 750,000 shares of Common Stock at a price per share of $4.30, which is the Fair Market Value of the Common Stock, as determined in accordance with the terms of the Plan. The Option shall be a nonqualified stock option. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercise. The Option shall vest in installments as provided below, which shall be cumulative. The following table indicates each date (the “Vesting Date”) upon or after which, subject to Section 6 of the Plan, the Participant shall be entitled to exercise the Option with respect to the percentage of shares of Common Stock that have vested as of such Vesting Date as indicated below, provided that the Participant’s employment or other service with the Company has not been terminated prior to such date:

1

Vesting Date	Number of Shares
On Grant Date	25%
One year anniversary of Grant Date	50%
Two year anniversary of Grant Date	75%
Three year anniversary of Grant Date	100%

Except as specifically provided in the Plan, there shall be no proportionate or partial vesting in the periods between the Vesting Dates and all vesting shall occur only on the aforementioned Vesting Dates.

Notwithstanding the foregoing, if Participant’s employment is terminated by the Company or a certain employment agreement, entered into as of May 9, 2007, by and between Thomas M. Arnost, and the Company (the “Employment Agreement”), is not renewed by the Company (on terms comparable to the current Employment Agreement) after the initial 3-year term, in both instances, for any reason other than for a reason constituting Good Cause under Section 5(b) of the Employment Agreement, or if the Participant terminates his employment or does not renew the Employment Agreement (on terms comparable to the current Employment Agreement), after the initial 3-year term, in both instances, for a reason constituting Good Cause under Section 5(c) of the Employment Agreement, the portion of the Option unvested as of such termination or non-renewal, as applicable, shall vest immediately upon the earlier of such termination of employment or the expiration date of the Employment Agreement. Portion of the Option that vests pursuant to the immediately preceding sentence, may be exercised by the Participant at any time within a period not to exceed ninety (90) days from the earlier of the date of termination of the Participant’s employment or the expiration date of the Employment Agreement, but in no event after the termination of the Option pursuant to its terms.

In the event the Participant’s employment is terminated by the Company or the Employment Agreement is not renewed by the Company after the initial 3-year term (on terms comparable to the current Employment Agreement), in both instances, for a reason constituting Good Cause under Section 5(b) of the Employment Agreement, or if the Participant terminates his employment or does not renew the Employment Agreement after the initial 3-year term (on terms comparable to the current Employment Agreement), in both instances, for any reason other than for a reason constituting Good Cause under Section 5(c) of the Employment Agreement, all remaining, unvested options shall expire immediately upon the earlier of such termination or the expiration date of this Employment Agreement.

Any exercises of the Option by the Participant as provided above, in whole or in part, shall be made in accordance with such procedures as the Committee shall prescribe, including, without limitation, the filing of such written form of exercise notice, if any, as may be promulgated by the Committee, and in accordance with applicable tax and other laws.

Except as specifically set forth above, vesting shall occur in accordance with the Plan.

3. Termination. The Option shall expire on the seventh (7th) anniversary of the date of grant of the Option or earlier as provided in the Plan, including at such time as provided in Section 6(k) of the Plan in the event the Participant incurs a termination of employment or other service with the Company, unless otherwise provided in Section 2 of this Agreement.

4. Restriction on Transfer of Option. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution and during the lifetime of the Participant may be exercised only by the Participant. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any other attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

5. Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the Participant shall have become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

6. Provisions of Plan and Other Agreements Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, severance, retirement or other similar agreement between the Company and the Participant, such other agreement between the Company and the Participant shall control, and this Agreement shall be deemed to be modified accordingly.

7. Competition. In consideration for the grant of the Option, and regardless of whether the Option becomes exercisable or is exercised, the Participant agrees he will not do any of the following, either directly or indirectly, on his own behalf or on behalf of any other person or entity, during the Participant’s employment with the Company or during the Applicable Non-Competition Period (as herein defined) anywhere in the United States:

(a)	For purposes of this Agreement, “Competitive Activity” shall mean any activity relating to, in respect of or in connection with, directly or indirectly, the broadcasting industry.

(b)	For purposes of this Agreement, “Applicable Non-Competition Period” shall be the greater of the one (1) year period immediately following the Participant’s cessation of employment with the Company for any reason or the time period during which the Participant is eligible to receive and/or is receiving any type of payments from the Company, severance or otherwise.

(c)	Own any interest in, manage, operate, control, consult for, provide services to or for, be an officer or director of, work for, or be employed in any capacity by, any sole proprietorship, corporation, company, partnership, association, venture or any other business, entity, agency or organization (whether as an the Participant, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in any Competitive Activity; provided, however, that such provision shall not apply to the Participant’s ownership of securities of the Company or the acquisition by the Participant, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Participant does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of, more than five percent of any class of capital stock of such corporation.

(d)	Perform services in connection with any Competitive Activity for any prior or existing customer of the Company.

(e)	Divert or attempt to divert from the Company any business relationship; interfere with any business relationship of the Company; or engage in conduct that is contrary to the Company’s business interests.

(f)	Other than for the benefit of the Company during the course of the Participant’s employment, solicit, contact, or do or accept business with any specific prospective or existing customer, supplier, or vendor of the Company.

(g)	Hire, employ, or engage any employee or contractor of the Company in an employment or business relationship with any other person or entity, or recruit, solicit, induce or attempt to influence any employee or contractor of the Company to terminate his/her employment or engagement with the Company. This covenant applies as to any employee or contractor who, at the time of the recruitment/hire, is currently employed or engaged with the Company or who was employed or engaged with the Company within the six (6) month period preceding the date the Participant ceases to be an employee of the Company.

8. Forfeiture of Option. Upon the exercise of the Option (or any portion thereof), the Participant shall be deemed to have confirmed to the Company that Participant is in compliance with all terms and conditions of the Agreement. If Participant violates any term or condition of section 7 of this Agreement, independent of any equitable or legal remedies that the

Company may have and without limiting the Company’s right to any other equitable or legal remedies, the Option (and any portion thereof) shall be forfeited and the exercise of the Option (or any portion thereof), payment(s) by the Participant and delivery of Option Shares by the Company shall be rescinded and rendered null and void. A forfeiture under this section shall result in the following:

(a).	Any unvested and any vested but unexercised portion of the Option shall be rescinded and will not longer be available to Participant.

(b).	Participant will return to Company any stock certificates for any Option Share purchased under the Option within 30 calendar days of a demand from the Company.

(c).	The profits or proceeds from the sale by Participant of Option Shares shall revert to the Company and Participant shall tender any such profits or proceeds within 30 days of a demand from Company.

(d).	The Company will return to Participant any payments made to Company for purchase of Option Shares. Said payment by Company shall be made contemporaneously with return of stock certificates and/or profits or proceeds by Participant to Company.

9. Injunction. In addition to the remedies states above, it is recognized and hereby acknowledged by the parties hereto that a breach by the Participant of any of the covenants contained in Section 7 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Participant recognizes and hereby acknowledges that the Company shall be entitled to an injunction from a court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 7 of this Agreement by the Participant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

10. Material Provisions. The Participant specifically recognizes and affirms that the aforementioned covenants are material and important terms of this Agreement, and the Participant further agrees that should all or any part or application of any subdivision of Section 7 of this Agreement be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Participant and the Company, then any unvested and any vested but unexercised portion of the Option shall be rescinded and will not longer be available to Participant, and the Company shall be entitled to receive from the Participant any stock certificates for any Option Share purchased under the Option within 30 calendar days of a demand from the Company. If Employee has sold, transferred, or otherwise disposed of any shares of Stock obtained under this Option, the Company shall be entitled to receive from the Participant the difference between the Option Price paid by the Participant and the fair market value of the shares of Stock on the date of such sale, transfer, or other disposition.

11. Withholding. In connection with the exercise of the Option, the Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to such exercise, and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

12. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Equity Media Holdings Corporation

1 Shackleford Drive, Suite 400

Little Rock, Arkansas 72211

Attention: General Counsel

If to the Participant, to:

the address indicated after his or her signature at the end of this Agreement.

13. Governing Law. This Agreement shall be governed by the laws of the State of Florida without regard to any conflicts of law rules.

14. Jurisdiction and Venue. The parties agree to submit to the exclusive jurisdiction of the State of Florida; agree that any such dispute shall be heard by a JUDGE AND NOT A JURY; agree that any suit shall be brought exclusively in any state or federal court of competent jurisdiction in Palm Beach County, Florida, which shall be the sole and exclusive forum for any court proceedings; and agree that the prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs.

15. Waiver of Jury Trial. The parties hereby knowingly, voluntarily and intentionally waive any right that they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in connection herewith, or any course of conduct, course of dealing statements (whether verbal or written) or actions of any party hereto.

16. No Obligation to Continue Employment or Other Service. This Agreement does not guarantee that the Company will employ or otherwise retain the services of the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s employment, nature of other service or compensation.

17. Survival. The provisions of Sections 7 through 10 and 13 through 15 shall survive the expiration or termination of the Participant’s employment and shall survive the expiration or termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

Equity Media Holdings Corporation

By:
Name:
Title:

ACCEPTANCE BY PARTICIPANT:

	Participant’s Signature		Date

Home Address: (please print)
Street

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